Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors
     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2007 Equity Incentive Plan, 2007 Employee Stock Purchase Plan, and 1999 Equity Incentive Plan of DemandTec, Inc. of our report dated May 15, 2007 with respect to the financial statements of TradePoint Solutions, Inc. included in the Registration Statement (Form S-1 No. 333-143248), and related Prospectus of DemandTec, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Francisco, California
August 8, 2007